UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2007
Dolan Media Company
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33603 (Commission File Number)	43-2004527 (I.R.S. Employer Identification No.)

706 Second Avenue South Suite 1200 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402 (Zip Code)
(612) 317-9420
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On August 8, 2007, Dolan Media Company (the “Company”) and its consolidated subsidiaries entered into a second amended and restated credit agreement (the “Credit Agreement”), effective August 8, 2007 (the “Closing Date”), with a syndicate of bank lenders (the “Lenders”), including LaSalle Bank National Association, as syndication agent, Associated Bank National Association and Bank of the West, each as co-documentation agents, and U.S. Bank National Association, as LC bank and lead arranger and as agent for the Lenders, for a $200 million senior secured credit facility comprised of a term loan facility (the “Term Loan Facility”) in an initial aggregate amount of $50 million due and payable in quarterly installments with a final maturity date of August 8, 2014 and a revolving credit facility (the “Revolving Credit Facility”) in an aggregate amount of up to $150 million with a final maturity date of August 8, 2012. At any time the outstanding principal balance of revolving loans under the Revolving Credit Facility exceeds $25 million, such revolving loans shall convert to an amortizing term loan due and payable in quarterly installments with a final maturity date of August 8, 2014. The Credit Agreement also contains provisions for the issuance of letters of credit under the Revolving Credit Facility.
     The Credit Agreement amends and restates that certain amended and restated credit agreement by and among the Company, its consolidated subsidiaries and a syndicate of bank lenders, including LaSalle Bank National Association, as documentation agent, and U.S. Bank National Association, as LC bank and lead arranger and as agent for the lenders (the “Existing Agreement”). On the Closing Date, the Existing Agreement provided for a term loan facility in an aggregate amount of approximately $86.05 million with a final maturity date of December 31, 2012 and a revolving credit facility in an aggregate amount of up to $15 million with a final maturity date of December 31, 2008.
     On the Closing Date, the Company used $30 million of net proceeds from its initial public offering to repay a portion of the outstanding principal balance of the variable term loans outstanding under the Existing Agreement. The remaining balance of the variable term loans and outstanding revolving loans, plus all accrued interest and fees thereon was converted to $50 million of term loans under the Term Loan Facility and approximately $9.1 million of revolving loans under the Revolving Credit Facility. The Company expects to use the remaining availability under the Credit Agreement for working capital and other general corporate purposes, including the financing of acquisitions.
     The Credit Agreement permits the Company to elect whether outstanding amounts under the Term Loan Facility and the Revolving Credit Facility accrue interest based on the prime rate or LIBOR as determined in accordance with the Credit Agreement, in each case, plus a margin that fluctuates on the basis of the ratio of the Company’s and its consolidated subsidiaries’ total liabilities to the Company’s and its consolidated subsidiaries’ pro forma EBITDA. The margin on the prime rate loans may fluctuate between 0% and 0.5% and the margin on the LIBOR loans may fluctuate between 1.5% and 2.5%. If the Company has elected to have interest accrue (i) based on the prime rate, then such interest is due and payable on the last day of each month and (ii) based on LIBOR, then such interest is due and payable at the end of the applicable interest period that the Company elected, provided that if the applicable interest period is longer than three months interest will be due and payable in three month intervals.
     The Company’s obligations under the Credit Agreement are the joint and several liabilities of the Company and its consolidated subsidiaries and are secured by liens on substantially all of the assets of such entities, including pledges of equity interests in the consolidated subsidiaries.
     The Credit Agreement includes negative covenants substantially similar in nature and scope to those contained in the Existing Agreement, including restrictions on the Company’s and its consolidated subsidiaries’ ability to incur debt, grant liens, consummate certain acquisitions, mergers, consolidations and sales of all or substantially all of its assets and pay dividends to its stockholders. The Credit Agreement contains customary events of default, including nonpayment, misrepresentation, breach of covenants and bankruptcy. The Credit Agreement also requires that, as of the last day of any fiscal quarter, the Company and its consolidated subsidiaries not permit their senior leverage ratio to be more than 4.50 to 1.00 and fixed charge coverage ratio to be less than 1.20 to 1.00.

     Certain of the Lenders and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services, including transfer agent and registrar services, for the Company and its consolidated subsidiaries for which they have received, and will receive, customary fees and expenses. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement that is filed as Exhibit 10.1 hereto and incorporated herein by reference.

2

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The information included in Item 1.01 above regarding the Credit Agreement is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated as of August 8, 2007, among the Company, its consolidated subsidiaries, the banks from time to time party thereto, LaSalle Bank National Association, as one of the banks and as Syndication Agent, Associated Bank National Association and Bank of the West, each as one of the banks and as Co-Documentation Agents, and U.S. Bank National Association, as one of the banks, LC bank and Lead Arranger and as agent for the banks.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAN MEDIA COMPANY
By:	/s/ SCOTT J. POLLEI
Name:	Scott J. Pollei
Title:	Executive Vice President and Chief Financial Officer

Date: August 13, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated as of August 8, 2007, among the Company, its consolidated subsidiaries, the banks from time to time party thereto, LaSalle Bank National Association, as one of the banks and as Syndication Agent, Associated Bank National Association and Bank of the West, each as one of the banks and as Co-Documentation Agents, and U.S. Bank National Association, as one of the banks, LC bank and Lead Arranger and as agent for the banks.